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Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

      AGREEMENT, dated effective as of June 9th, 2004, between AMFINITY CAPITAL, L.L.C., a Delaware limited liability company ("Amcap"), Diane M. Hendricks ("DMH"), Kenneth A. Hendricks ("KAH"), and Jeffrey W. Stentz ("JWS", and together with Amcap, DMH, and KAH, each "Holder" and together the "Holders"), and PRESIDION CORPORATION, a Florida corporation ("Presidion").

      WHEREAS, the Holders own a combined 9,415,949 shares of Common Stock, $0.0000303 par value (the "Common Stock") of Presidion ("Owned Shares");

      WHEREAS, subject and pursuant to the terms of a Forbearance Agreement ("Forbearance") of even date herewith, certain of the Holders may be entitled to be issued up to 1,500,000 additional shares of Common Stock of Presidion ("Contingent Shares"); and

      WHEREAS, Presidion desires to grant to the Holders the registration rights set forth herein with respect to Contingent Shares and the Owned Shares.

      NOW, THEREFORE, the parties hereto mutually agree as follows:

      1. REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means each of the Contingent Shares and the Owned Shares.

      2.    REGISTRATION.

            (a) Presidion shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on or before September 1, 2004, in order to register the Registrable Securities for resale under the Securities Act. Once effective, Presidion shall maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold, or (ii) the date that the Holders and Presidion receive an opinion of counsel to Presidion, upon which Holder may rely, that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise.

            (b) Presidion will include in the Registration Statement the Owned Shares and the 1,500,000 Contingent Shares (reduced by an appropriate amount if it has been determined prior to the date such statement is filed that all or a portion of such Shares shall not be required to be issued pursuant to the Forbearance), subject to adjustment as set forth in Section 5 below.

      3.    COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION.

Presidion covenants and agrees as follows:

      (a) The Registration Statement shall be prepared and filed with the Commission on the appropriate form under the Securities Act with respect to the Registrable Shares, which form shall comply in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith. Within a reasonable time before each filing of the Registration Statement or prospectus or amendments or supplements thereto with the Commission, Presidion shall furnish to counsel selected by Holders, copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel.

      (b) Presidion shall use its best efforts to cause the Registration Statement to become effective with the Commission as promptly as possible. If any stop order shall be issued by the Commission in connection therewith, Presidion shall use its best reasonable efforts to obtain promptly the withdrawal of such order. Presidion shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective in accordance with Section 2 hereof and to comply with the provisions of

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the Securities Act with respect to the sale or other disposition of the
Registrable Shares whenever any Holder desires to sell or otherwise dispose of the same. Following the effective date of the Registration Statement, Presidion shall, upon the request of the any Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and any other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder (and underwriters, if any) to make a public sale or other distribution of the Holder's Registrable Securities. The obligations of Presidion hereunder with respect to the Holder's Registrable Securities are subject to the Holder furnishing to Presidion such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as Presidion may reasonably request in writing.

      (c) Presidion will take all necessary action which may be required to qualify or register the Registrable Securities including in the Registration Statement for the offer and sale under the securities or blue sky laws of such states as are reasonably requested by each Holder of such securities, provided that Presidion shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction in which it is not already qualified.

      (d) Presidion shall immediately notify Holders, Holders' counsel and any underwriter and (if requested by any such person) confirm such notice in writing, of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or that requires the making of any changes in such Registration Statement or prospectus so that they will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish supplement or amendment to such Registration Statement or prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such Registration Statement or prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (e) Presidion shall use its best efforts to cause, to the extent applicable, the Registrable Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities and to obtain such approvals, consents and make such filings as may be necessary by virtue of the business and operations of Presidion to enable any Holder to consummate the disposition of such Registrable Shares in accordance with its intended method of distribution thereof.

      (f) Presidion shall make available to Holders, any underwriter participating in any disposition, and any attorney, accountant or other agent or representative retained by any Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Presidion (collectively, the "Records") reasonably necessary to enable them to exercise their due diligence responsibility, and cause Presidion's officers, directors and employees to supply all information requested by any such Inspector in connection with the filing of the Registration statement.

      (g) Presidion shall enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the Holders or the underwriters retained by any Holder participating in an underwritten public offering, if any, may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities (and the Holder may, at its option, require that any or all of the representations, warranties and covenants of Presidion to or for the benefit of any underwriters also be made to and for the benefit of the Holder).

      (h) Presidion shall furnish to Holders a signed counterpart of (i) an opinion of counsel of Presidion, dated the effective date of the Registration Statement, and in the event of an underwritten offering (ii) a "comfort" letter signed by the independent public accountants who have certified Presidion's financial statements included in the Registration Statement, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the

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time of such registration) in opinions of Presidion's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities.

      (i) Presidion shall, in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities being offered, and cause such steps to be taken as to ensure such good faith participation of senior management officers of Presidion in "road shows" as is customary.

      (j) Presidion shall otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration and sale of the Registrable Securities.

      (k) Presidion shall, during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

      (l) Presidion shall provide a transfer agent and registrar for the Registrable Securities registered pursuant hereto and a CUSIP number for such Registrable Securities, in each case no later than the effective date of such registration.

      (m) Presidion shall pay all costs, fees and expenses in connection with the Registration Statement filed pursuant to Section 2 hereof including, without limitation, Presidion's legal and accounting fees, printing expenses, and blue sky fees and expenses, whether or not the Registration Statement becomes effective; provided, however, that each Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

      4.    ADDITIONAL TERMS.

      (a) Presidion shall indemnify and hold harmless the Holders and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities

      (i) caused by any untrue statement of material fact contained in the Registration Statement, any other registration statement filed by Presidion under the Securities Act with respect to the registration of the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein or

      (ii)caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or

      (iii) caused by any violation or alleged violation by Presidion of the Securities Act, any state securities or "blue sky" laws or any sale or regulation thereunder in connection with such registration, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to Presidion by the Holder(s) or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls the Holder(s) or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of each Holder and underwriter; provided, however, that the indemnification in this Section 4(a) with respect to any prospectus shall not inure to the benefit of the Holder(s) or underwriter (or to the benefit of any person controlling the Holder(s) or underwriter) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holder(s) or underwriter, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Holder(s) or underwriter by Presidion prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder(s) or underwriter to the purchaser prior to such sale and provided further, that Presidion shall not be obligated to so indemnify the Holder(s) or any such underwriter or other person referred to above unless the Holder(s) or underwriter or other person, as the case may be, shall at the same time indemnify Presidion, its directors, each officer signing the Registration Statement and each person, if any who controls Presidion within the meaning of the

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       Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to Presidion by the Holder(s) or underwriter expressly for use therein.

      (b)   If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

      (c) Presidion stipulates that the Holders shall not have an adequate remedy if Presidion fails to comply with this Agreement and that damages shall not be readily ascertainable, and accordingly, Presidion shall not oppose an application by the Holders of the Registrable Securities or any other person entitled to the benefits of this Agreement to require specific performance of any and all provisions hereof or enjoining Presidion from continuing to commit any such breach of this Agreement.

      (d) Neither the filing of a Registration Statement by Presidion pursuant to this Agreement nor the making of any request for prospectuses by any Holder shall impose upon any Holder any obligation to sell the Holder's Registrable Securities.

      (e) The Holder(s), upon receipt of notice from Presidion that an event has occurred which requires a Post-Effective Amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder(s) receive a copy of a supplemented or amended prospectus from Presidion, which Presidion shall provide as soon as practicable after such notice.

      (f) If Presidion fails to keep the Registration Statement referred to above continuously effective during the requisite period, then Presidion shall, promptly upon the request of any Holder, use its best efforts to update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

      (g) The holders agree to provide Presidion with any information or undertakings reasonably requested by Presidion in order for Presidion to include any appropriate information concerning the Holders in the Registration Statement or in order to promote compliance by Presidion or the Holders with the Securities Act.

      (h) From the date of this Agreement until the date all of the Registrable Securities have been registered, Presidion shall not register (or attempt to register) any stock of Presidion (common, preferred, or otherwise) unless the Registrable Securities are being registered concurrently with such other stock.

      5. GOVERNING LAW. The Registrable Securities will be, if and when issued, delivered in Illinois. This Agreement shall be deemed to have been made and delivered in the State of Illinois and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of Illinois, without giving effect to the choice of law rules thereof.

      6. AMENDMENT. This Agreement may only be amended by a written instrument executed by Presidion and the Holders.

      7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the

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parties, oral and written, with respect to the subject matter hereof. This
Agreement is an amendment and restatement in full of the prior Registration Rights Agreement between Presidion and Amcap dated April 15, 2003 (the "Prior RRA"). Notwithstanding the foregoing, this Agreement shall not be deemed to waive or cure any defaults that may have occurred under the Third Replacement Promissory Note issued by Presidion Solutions, Inc., to DMH and KAH dated April 15, 2003 (the "Note") that resulted from defaults, if any, occurred under the Prior RRA (as such defaults were not subject to cure under the Note and are not waived hereby with respect to the Note).

      8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      9. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

   If to any Holder,       Amfinity Capital, L.L.C.
                           One ABC Parkway
                           Beloit, WI 53511
                           Attention: Jeff Stentz

                           With a copy to
                           Leo & Brooks, LLC
                           200 Randolph Avenue, Suite 200
                           Huntsville, AL 35801
                           Attn: Karl W. Leo

   If to Presidion,        Presidion Corporation
                           753 W. Big Beaver, Suite 1700
                           Troy, Michigan 48084
                           Attention: James E. Baiers

      10. BINDING EFFECT; BENEFITS. The Holders may assign their rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective assignees, heirs, legal representatives, successors and assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

      11. HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

      12. SEVERABILITY. Any provision of this Agreement that is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

PRESIDION:                          PRESIDION CORPORATION

                                    By: /s/ Craig A. Vanderburg
                                        -----------------------
                                    Its: President / CEO

HOLDERS:                            AMFINITY CAPITAL, L.L.C.

                                    By: /s/ Jeffrey W. Stentz
                                        ---------------------
                                    Jeffrey W. Stentz, President and a Manager

                                    /s/ Diane M. Hendricks
                                    ----------------------
                                    DIANE M. HENDRICKS

                                    /s/ Kenneth A. Hendricks
                                    ------------------------
                                    KENNETH A. HENDRICKS

                                    /s/ Jeffrey W. Stentz
                                    ---------------------
                                    JEFFREY W. STENTZ

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